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                                                                     EXHIBIT 5.1

                     [LETTERHEAD OF ANDREWS & KURTH L.L.P.]


                                  July 8, 1997



Board of Directors
Sterling Chemicals Holdings, Inc.
1200 Smith Street, Suite 1900
Houston, Texas 77002-4312

Gentlemen:

          We have acted as counsel for Sterling Chemicals Holdings, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of the offering and sale of an aggregate of up to 575,253 shares (the "Shares") of common stock of the Company, par value $0.01 per share (the "Common Stock"). The Shares are to be issued upon the exercise from time to time of 191,751 warrants (the "Warrants"), each of which entitles the holder to purchase three shares of Common Stock pursuant to the Warrant Agreement dated as of August 15, 1996 (the "Warrant Agreement") between the Company and Harris Trust and Savings Bank (formerly known as Key Corp Shareholder Services), as Warrant Agent.

          As the basis for the opinion hereinafter expressed, we have examined such statutes, regulations, corporate records and documents, certificates of corporate and public officials, and other instruments as we have deemed necessary or advisable for the purposes of this opinion. In such examination we have assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

          Based upon the foregoing and on such legal considerations as we deem relevant, we are of the opinion that the Shares issuable upon exercise of the Warrants have been duly authorized and reserved for issuance upon such exercise and, when issued upon such exercise in accordance with the terms of the Warrant Agreement, will be validly issued, fully-paid and nonassessable.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement and the reference to our firm under the caption "Legal Matters" therein.

                              Very truly yours,


                              /s/ Andrews & Kurth L.L.P.


1173/1198/2608